SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

    Nevada

                   000-33417

       88-0451534

     (State or other jurisdiction of

                  (Commission File No.)

        (I.R.S. Employer Identification No.)

    incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

               Registrant’s telephone number, including area code:   (559)  435-4380

N/A

(Former name or former address, if changed since last report)

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2005, the Registrant filed with the Nevada Secretary of State a Certificate of Designation, designating 1,700,000 shares of its authorized, but unclassified, Preferred Stock as Series D Convertible Preferred Stock and setting forth the designations, preferences, limitations, restrictions and relative rights of such Preferred Stock.  The effective date for this action was March 15, 2005.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements.

None

(b)

Exhibits.

Exhibit

Number

Description

          3.1.7

Certificate of Designation of the Company's Series D Convertible Preferred Stock, filed with Secretary of State of Nevada on March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  March 21, 2005

EPIC FINANCIAL CORPORATION

By:  /s/ Rodney R. Ray

Rodney R. Ray, President